Exhibit 10.12 - May 30, 2012 Second Amendment to Cerficate of Incorporation

CERTIFICATE OF SECOND AMENDMENT OF CERTIFICATE OF INCORPORATION OF PYROTEC, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That a meeting of the shareholders holding a majority of voting shares consented in writing in lieu of a shareholder meeting as provided for under Article I, Section 1.1 of the corporation's Bylaws, and approved the following resolution:

Article FOURTH of the Certificate of Incorporation dated October 21, 2011, and as amended on April 11, 2012, shall be as follows:

"FOURTH: The total number of shares of stock which the corporation is authorized to issue is 200,000,000 shares of common stock having a ($0.0001) par value and 10,000,000 shares of preferred stock having a ($0.0001) par value."

SECOND: That a meeting of the shareholders holding a majority of voting shares consented in writing in lieu of a shareholder meeting as provided for under Article I, Section 1.1 of the corporation's Bylaws, and approved the following resolutions:

Article SEVENTH of the Certificate of Incorporation dated October 21, 2011, and as amended on April 11, 2012, shall be as follows:

"SEVENTH: The name and address of the director of the corporation is Jon Dyer c/o PyroTec, Inc., 125E Wappoo Creek Drive, Suite 202A, Charleston, South Carolina 29412."

SECOND: That thereafter, pursuant to Delaware General Corporation Laws Section 222, a consent in writing, setting forth the action so taken, was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30th day of May, 2012.

By: /s/ John Burns
Name: John Burns

Title: President